SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report:  April 1, 2003



                                  XIN NET CORP.
                                 ---------------
             (Exact name of registrant as specified in its charter)



     Florida                    0-26559                     330-751560
-------------------             -------------               ----------
(State or other                 (Commission                 (IRS Employer
jurisdiction of                 File Number)                Identification No.)
incorporation)


        Suite 950, 789 West Pender Street, Vancouver, B.C. Canada V6C 1H2
        -----------------------------------------------------------------
             (New address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:  (604) 632-9638

Item 1.           Changes in Control of Registrant

                  None.


Item 2.           Acquisition or Disposition of Assets

                  None.


Item 3.           Bankruptcy or Receivership

                  None.


Item 4.           Changes in Registrant's Certifying Accountant

                  None.


Item 5.           Other Events

        The Company has extended its outstanding 5.885 million Series "A" Share Purchase Warrants as follows:

        (i) the exercise price of the Series "A" Share Purchase Warrants is adjusted to $0.50 each and their term is extended to March 31, 2005:

        (ii) upon exercise of one Series "A" Share Purchase Warrants at $0.50, the holder will receive one common share of the company and one Series "B" Share Purchase Warrant; and

        (iii) the exercise price of the Series "B" Share Purchase Warrants is adjusted to $0.75 each and their term is extended to March 31, 2006;

        (iv) upon exercise of one Series "B" Share Purchase Warrant at $0.75, the holder will receive one common share of the Company.

Item 6.           Resignation of Registrant's Directors

                  Mr. Marc Hung has resigned form the Board of Directors of the Company. The Board of Directors wishes to thank Mr. Hung for his contribution in the past and wishes him the best in his future endeavors


Item 7.           Financial Statements & Exhibits

                  Financial Statements - None.

                  Exhibits: None


Item 8.           Change in Fiscal Year

                  None.


Item 9.           Regulation FD Disclosure

                  None.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 1, 2003


                                            XIN NET CORP.



                                            By: /s/ Ernest Cheung
                                                --------------------------------
                                                Ernest Cheung, Director